                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-86999, No. 333-90591, No. 333-31988,
No. 333-63194 and No. 333-85262) of iVillage Inc. of our report dated February 10, 2003 except for Note 12 as to which the date is March 17, 2003 relating to the consolidated financial statements and financial statement schedule of iVillage Inc., which appears in this Annual Report on Form 10-K.

                                   /s/ PricewaterhouseCoopers LLP


New York, New York
March 31, 2003